UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2021

HOMELAND ENERGY SOLUTIONS, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-53202	20-3919356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2779 Highway 24,	Lawler,	Iowa	52154
(Address of principal executive offices)			(Zip Code)

	(563)	238-5555
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 23, 2021, Homeland Energy Solutions, LLC (the “Company”) announced that it has appointed Aristotelis Papasimakis as its President and Chief Executive Officer (“CEO”) effective on September 27, 2021 (the “Effective Date”). Beth Eiler, the Company’s Chief Financial Officer (“CFO”), who has also been serving as the Company’s Interim CEO since April 2021 will cease serving as the Company’s Interim CEO on the Effective Date. Following the Effective Date, Ms. Eiler will continue to serve as the Company’s CFO as she did prior to her appointment as Interim CEO.

Prior to joining the Company, Mr. Papasimakis, age 44, served as Vice President, global sales at Archer-Daniels-Midland Company (“ADM”), which is a multi-national, publicly traded, agricultural origination and processing company, from March 2021 to September 22, 2021. In this position, Mr. Papasimakis led a team of approximately 33 sales professionals worldwide. Prior to serving as Vice President of global sales, Mr. Papasimakis held other technical, supervisory, product and sales management positions during his 23-year tenure with ADM. In July of 1998, he began his professional career as a chemical engineer in the production division of ADM, holding various technical and supervisory positions, before receiving his Master of Business Administration in 2004. He then transitioned into the commercial divisions of ADM, where he held various product management and sales positions, including, Director of Starch Sales, North America from June 2015 – July 2019, and Director of Starch, Wheat Protein, and Specialty Flour Sales, North America from July 2019 -March 2021.

The Company and Mr. Papasimakis entered into an employment agreement, dated September 1, 2021 (the “Employment Agreement”). The Employment Agreement provides that Mr. Papasimakis will serve as the President and CEO of the Company, beginning on September 27, 2021. During his services as Chief Executive Officer, Mr. Papasimakis will earn an annual base salary of $330,000.00. Starting with the Company’s 2022 fiscal year, Mr. Papasimakis will be entitled to an annual bonus based on the Company’s audited net income. During the term of his employment, Mr. Papasimakis will be entitled to participate in all employee benefit plans, practices, and programs maintained by the Company. Additionally, the Employment Agreement provides that on or before December, 31, 2021, the Company will adopt a non-qualified deferred compensation plan in which Mr. Papasimakis can choose to participate.

The Employment Agreement provides that with respect to certain actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (a “Proceeding”), Mr. Papasimakis will be indemnified by the Company to the fullest extent applicable to any other officer or director of the Company from and against any liabilities, costs, claims, and expenses incurred in defense of any Proceeding; and further, the Employment Agreement provides that costs and expense incurred by Mr. Papasimakis in defense of such Proceeding shall be paid by the Company in advance of the final disposition of such litigation. Additionally, the Company will purchase and maintain, at its own expense, directors’ and officers’ liability insurance providing coverage to Mr. Papasimakis.

Item 7.01 Regulation FD Disclosure.

On September 23, 2021, the Company issued a newsletter announcing the appointment of Mr. Papasimakis as the CEO of the Company. A copy of the newsletter is attached hereto as Exhibit 99.1.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(a) None

(b) None

(c) None

(d) Exhibits

Exhibit No.	Description

99.1	Newsletter for Homeland Energy Solutions, LLC dated September 2021
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND ENERGY SOLUTIONS, LLC

Date: September 29, 2021	/s/ Beth Eiler
Beth Eiler
Chief Financial Officer
(Principal Executive Officer)